MODIFICATION TO PROMISSORY NOTE


     On November 25, 1996, Clint D. Carlson ("Payee") made a loan in the amount of $100,000 to Chaparral Resources, Inc. ("Maker") pursuant to a Promissory Note dated November 25, 1996.

     Paragraph 1(i) of such Promissory Note sets forth provisions whereby the Principal Amount of the Promissory Note will be payable prior to May 31, 1998. The Maker and the Payee hereby agree that the figure of the $1,350,000 that appears in paragraph 1(I) of the Promissory Note be and hereby is changed to $1,850,000 wherever it appears therein.

     Except as provided herein, the Promissory Note shall remain in full force and effect.

                                              MAKER:
                                              CHAPARRAL RESOURCES, INC.



                                              By: /s/ Paul V. Hoovler
                                                 -----------------------------
                                              Name:   Paul V. Hoovler
                                              Title:  President


                                              PAYEE:
                                              CLINT D. CARLSON


                                              By: /s/ Clint D. Carlson
                                                  ----------------------------
                                                  Clint D. Carlson

THIS PROMISSORY NOTE AND THE SECURITIES ISSUED UPON CONVERSION HEREOF, MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHICH SHALL BE ESTABLISHED TO THE SATISFACTION OF THE MAKER.



                                 PROMISSORY NOTE

November 25, 1996                                                    $100,000.00
Ft. Worth, Texas

     FOR VALUE RECEIVED, CHAPARRAL RESOURCES, INC. a Colorado corporation with offices at 621 Seventeenth Street, Suite 1301, Denver, Colorado 80293 ("Maker"), DOES HEREBY PROMISE to pay to the order of CLINT D. CARLSON, an Individual ("Payee"), the principal amount (the "Principal Amount") of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), together with interest thereon at eight percent (8%) per annum, from the date hereof to and including the day on which the indebtedness evidence by this Promissory Note (this "Note") is paid in full.

     The following additional terms shall govern this Note:

     1. The entire Principal Amount of and accrued and unpaid interest on this Note shall be due and payable on the day (the "Repayment Date") which shall be the earlier to occur of:

          (i) the third business day following the receipt by Maker of net proceeds of $1,350,000 from (A) the sale or issuance after the date hereof, by Maker, of Maker's equity or debt securities (including without limitation any securities convertible into or exchangeable for Maker's equity securities), whether in one or more public or private transactions, or (B) any debt financing provided or guaranteed by the Overseas Private Investment Corporation or other governmental or quasi-governmental organization or entity, or (C) the sale or farmout by the Maker of assets held by the Maker which results in cash to the Maker, or any combination of (A), (B) or (C) above (each, a "Financing"), provided, that in the event that the net proceeds of any such Financing are less than $1,350,000, then the amount of principal and interest that becomes due by operation of this clause (i) shall be determined by dividing the principal and interest due on this Note by $1,350,000 and multiplying the result thereof by the amount of such net proceeds and this clause (i) shall remain in effect with respect to each subsequent Financing; providing further that Maker shall immediately upon the happening of such event give Payee written notice thereof in accordance with the provisions of Section 21 hereof and that, unless waived by Payee, repayment may be rejected by Payee if it has not received at least two (2) business day advance notice prior to said payment; or

          (ii) May 31, 1998.

     2. Interest and principal in respect of this Note shall be paid in lawful currency of the United States, in immediately available funds, at the principal executive offices of Payee, c/o Carlson Capital LP, 301 Commerce Street, Suite 3300, Ft. Worth, Texas 76102, or at such other place as Payee may designate in a written notice to Maker.

     3. Payee shall have the ability to convert all and not less than all the interest and principal in respect of this Note into shares of the Maker's common stock at $0.75 per share or at a 25% discount of the market price of the Maker's common stock as quoted on NASDAQ, should the last sale price of the Maker's common stock as quoted on NASDAQ be less than $1.00 per share on the date Payee elects such conversion. Payee's conversion shall terminate on the earlier of the date this Note has been paid in full or on May 31, 1998.

     Payee may exercise the conversion right provided in this Section 3 by giving written notice (the "Conversion Notice") to the Maker of the exercise right and stating the name or names in which the stock certificate or stock certificates for the shares of Maker's common stock are to be issued and the address to which such certificates shall be delivered.

     Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within 10 business days after receipt of the Conversion Notice, the Maker shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the Payee in the Conversion Notice, a stock certificate or stock certificates of the Maker representing the number of shares of common stock to which such Payee is entitled and Payee shall return this Note to Maker.

     Any such conversion shall mean that this Note has been paid in full for all purposes.

     4. All interest hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days and shall be payable monthly in arrears on the first day of each month beginning January 1, 1997.

     5. (a) As additional consideration for the loan evidenced by this Note, Maker shall issue to Payee warrants (the "Initial Warrants") to purchase for $0.25 per share, 25,000 shares of Maker's common stock, exercisable at any time and from time to time not later than November 30, 1999.

          (b) In the event that this Note has not been repaid in full (including principal and accrued interest) on or before May 31, 1997, Maker shall issue to Payee additional warrants to purchase for $0.25 per share, 10,000 shares of Maker's common stock (subject to adjustment in the manner provided in subsection
(d) of Section 5), exercisable at any time and from time to time not later than May 31, 2000.

          (c) In the event that this Note has not been repaid in full (including principal and accrued interest) on or before November 30, 1997, Maker shall issue to Payee additional warrants to purchase for $0.25 per share, 20,000 shares of Maker's common stock (subject to adjustment in the manner provided in subsection (d) of Section 5), exercisable at any time and from time to time not later than November 30, 2000.

          (d) The warrants issuable to Payee pursuant to this Section 5 (the "Warrants") shall be on such other terms and in such form (including representations, warranties and covenants) as shall be reasonably agreeable to Payee and Maker. Without limiting the generality of the foregoing, the terms of such Warrants shall include (i) economic dilution provisions such that in the event that any shares of Maker's common stock, or securities exchangeable for or convertible into common stock, are issued for a price of less than $0.25 per share, the exercise price of the Warrants shall be proportionately decreased and the number of shares issuable under such Warrants shall be increased accordingly and also provisions for adjustment for stock splits, stock dividends, reverse stock splits and similar changes; and (ii) registration rights permitting Payee (or its assigns) to participate in any future registrations of Maker's common stock ("piggyback" registration rights) and permitting Payee (or its assigns) not less than one demand registration. With respect to such registration rights, it is understood and agreed that in the event that not later than November 30, 1997, Maker completes a private offering of its equity securities in which Maker raises gross proceeds of not less than $1,000,000 and in which the purchasers are granted registration rights, Payee's registration rights with respect to shares issuable under the Warrants shall be substantially the same as the most favorable rights granted to purchasers in the private placement rather than the registration rights set forth above; provided, however, that the exercise of Payee's registration rights shall not be subject to any requirement that any other holders of registration rights join Payee in any request to participate in or to demand a registration, and any participation in or demand for a registration by any other holder of registration rights shall not affect Payee's right to participate in or demand a registration on any future occasion.

     6. In the event that either the Warrants to be issued to Payee  pursuant to
Section 5 hereof are not issued (i) in the case of the Initial Warrants, not later than January 31, 1997, and (ii) in the case of the remaining Warrants, not later than thirty (30) days following the respective dates set forth in such
Section 5 as the dates on which such Warrants are to be issued, and in each case on such terms and in such form as may be reasonably acceptable to Payee and Maker, then notwithstanding the provisions of Section 1 hereof, and in addition to any other remedy available to Payee, this Note shall automatically and without any further notice or action on the part of Maker or Payee, become a demand note and shall upon written demand made by Payee to Maker become immediately due and payable.

     7. The obligations of Maker hereunder are absolute and unconditional and payment of the Principal Amount and all interest accrued thereon shall not be subject to any defense, counterclaim or right of set-off.

     8. Maker represents, warrants, covenants and agrees with Payee as follows:

          (a) From and after the date of this Note and until this Note has been satisfied in full, Maker will furnish to Payee such reports and other information with respect to Maker, Maker's business and Maker's financial condition as Payee may from time to time request.

          (b) This Note has been duly authorized by all necessary corporate action on the part of Maker. This Note has been duly executed and delivered by Maker and constitutes the valid and binding agreement of Maker, enforceable against Maker in accordance with its terms, except as the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and to general principles of equity.

          (c) Neither the execution and delivery by Maker of this Note, nor the consummation by Maker of the transactions contemplated hereby, nor compliance by Maker with any of the provisions hereof will (i) violate or conflict with any provision of the Certificate or Articles of Incorporation or By-laws of the Maker, (ii) result in a violation of any order, writ, injunction, decree, judgment, ruling, law, rule, or regulation, of any court or governmental authority, applicable to Maker, (iii) result in the breach of or otherwise affect any of the terms, conditions, or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, agreement, or other instrument or commitment or obligation of Maker, or (iv) except for filings that may be made under the securities laws and with NASDAQ, require any consent, approval, or authorization of, or notice to, or declaration, filing, or registration with, any governmental or regulatory authority or any other person, except for such consents, approvals, authorizations, notices, declarations, filings or registrations which have been obtained, given or made, as the case may be, and which are unconditional and in full force and effect.

          (d) Maker is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and is qualified to do business in the jurisdictions where the nature of its business or properties makes such qualification necessary. Maker has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted.

          (e) As of the date hereof, there are issued and outstanding not more than 40,825,000 shares of Maker's common stock (including as if issued shares issuable under outstanding warrants, options, convertible debt and other securities and rights convertible into or exchangeable for Maker's equity securities) and such shares are the only shares of Maker's equity securities of any class or series that are issued and outstanding on the date hereof.

          (f) Maker is not in default (and no event of default has occurred which with notice or lapse of time, or both, will result in a default) under any material agreements, mortgages, deeds of trust, leases, franchises, indentures or other instruments to which maker is a party or by which either or any of its properties may be bound. Maker is not in default on any of its material obligations.

          (g) There is no litigation or proceeding pending, or to Maker's knowledge, threatened against Maker or any of its property, nor any reasonable grounds for any such litigation, the results of which, if decided adversely, might materially affect the financial condition, property or business of Maker.

     9. The following shall constitute an "Event of Default" within the meaning of this Note:

          (a) Maker shall fail or refuse to make any payment of principal or interest with respect to this Note when the same shall become due; or

          (b) Any of the representations or warranties of Maker made or deemed to be made in this Note or in any written agreement between Maker and Payee (including without limitation the Warrants) shall prove to have been false or misleading in any material respect when so made or deemed to be made; or

          (c) Maker shall default in the due observance or performance of any of the covenants or conditions contained in this Note or in respect of any of its obligations under the terms of any written agreement between Maker and Payee (including without limitation the Warrants) and such default shall continue for 10 days following written notice thereof to Maker; or

          (d) an event shall occur which constitutes, or, upon the sending of notice or the passage of time or both, would constitute, a breach or default with respect to the payment of principal or interest under any other indebtedness of Maker; or

          (e) an event shall occur which constitutes a breach or default (after any applicable grace periods), other than with respect to the payment of principal or interest, under any other indebtedness of Maker; or

          (f) an event shall occur which constitutes a breach or default (after any applicable grace periods) under the terms of any agreement or instrument between Maker and any third party as a result of which Maker is rendered liable for an amount in excess of $25,000 or giving such third party rights of acceleration or similar rights (whether or not exercised) with respect to any indebtedness in an amount of excess of $25,000; or

          (g) Maker shall make a general assignment for the benefit of its creditors, the adjudication in bankruptcy of the Maker, or the filing of a voluntary petition by the Maker under any of the provisions of the United States Bankruptcy Code; the filing of any answer or other pleading admitting the material allegations of any petition filed against the Maker in any bankruptcy , insolvency or other such proceeding; the filing of a petition against the Maker under any of the provisions of any bankruptcy laws of the United States or similar laws of any jurisdiction and the failure of such petition to be dismissed within thirty days; or the petition for, or the appointment of, or possession by, a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Maker or any substantial part of its properties or assets.

     10. In the event of the occurrence of an Event of Default described in paragraphs (a), (b), (c), (d), (e), or (f) of Section 9 hereof, Payee may, by notice in writing to Maker, declare the principal of this Note and all interest accrued thereon to be immediately due and payable; and in the event of the occurrence of an Event of Default described in paragraph (g) of Section 9 hereof, the principal of this Note and all interest accrued thereon shall automatically become immediately due and payable, in each case without presentment, demand, protest or any notice of any kind, all of which are hereby waived.

     11. Maker shall pay all out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by Payee in connection with the enforcement or protection of Payee's rights hereunder and under any documents or agreements entered into between Maker and Payee in connection herewith, including without limitation those expenses and fees which may be incurred in connection with appellate proceedings and/or with the appointment of a receiver and all appearances in bankruptcy, reorganization, arrangement or similar insolvency proceedings.

     12. This Note shall remain in full force and effect and continue to be effective should any petition be filed by or against Maker for liquidation or reorganization, should Maker become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Maker's assets, and shall continue to be effective or be reinstated, if at any time payment and performance of Maker's obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of Maker's obligations hereunder, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, Maker's obligations hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     13. This note shall in all respects be governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such State. This Note may not be altered or amended, except by a writing duly signed by the party against whom such alteration or amendment is sought to be enforced.

     14. From and after the date of this Note, the outstanding Principal Amount may be prepaid by Maker, in whole or in part, on written notice given by Maker to Payee specifying the date of prepayment ("Prepayment Date"), which shall be not less than three (3) business days following receipt of notice (determined in accordance with Section 21 hereof). On the Prepayment Date, Maker shall pay to Payee the Principal Amount to be prepaid plus accrued and unpaid interest thereon to and including the prepayment Date and Payee shall return this Note to Maker. In the event of a prepayment hereunder of less than the entire Principal Amount then outstanding, then promptly upon such partial prepayment, Maker shall issue and deliver to Payee a new Note, of like tenor hereto, equal in principal amount to the unpaid Principal Amount of this Note.

     15. Any waiver by Payee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Payee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Payee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. In the event of any litigation with respect to this Note, Maker hereby waives (to the extent permitted by law) the right to trial by jury.

     16. This Note and all obligations of Maker hereunder shall be binding upon the successors and assigns of Maker, and shall, together with the rights and remedies of Payee hereunder, inure to the benefit of Payee, and its successors and assigns.

     17. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability of such provision in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     18. This Note and all obligations of Maker hereunder shall be binding upon the successors and assigns of Maker, and shall, together with the rights and remedies of Payee hereunder, inure to the benefit of payee, and its successors and assigns.

     19. Maker hereby agrees that it will execute and deliver to Payee any and all documents, in addition to those expressly provided for in this Note, all in form and substance satisfactory to payee in Payee's sole discretion, that may be reasonably necessary or appropriate to carry out the purposes of this Note and the transactions contemplated hereby.

     20. Maker hereby waives presentment for payment, demand, notice of dishonor, notice of protest and protest and diligence in taking any action to collect amounts due hereunder.

     21. All notices hereunder shall be sent via Federal Express or similar overnight courier providing for "next day" delivery, and notices shall be deemed delivered on the day following deposit with such service. Either party may, by written notice to the other, change the address to which notices and other communications should be sent.



                                              CHAPARRAL RESOURCES, INC.



                                              By: /s/ Paul V. Hoovler
                                                  ----------------------------
                                              Name:   Paul V. Hoovler
                                              Title:  President